EXHIBIT 24.0

Power of Attorney

The directors of Heritage Financial Corporation (the “Company”) whose signatures appear below, hereby appoint Donald V. Rhodes as their attorney to sign, in their name and behalf and in any and all capacities stated below, the Company’s Annual Report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, and such persons hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation and hereby ratifying all of that any such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacities indicated on the 24th day of February 2004.

Signature	Title

/S/ Lynn M. Brunton	Director
Lynn M. Brunton

/S/ Brian Charneski	Director
Brian Charneski

/S/ Peter Fluetsch	Director
Peter Fluetsch

/S/ Daryl D. Jensen	Director
Daryl D. Jensen

/S/ Melvin R. Lewis	Director
Melvin R. Lewis

/S/ Jeffrey Lyon	Director
Jeffrey Lyon

/S/ H. Edward Odegard	Director
H. Edward Odegard

/S/ James P. Senna	Director
James P. Senna

/S/ Brian L. Vance	Director
Brian L. Vance

/S/ Philip S. Weigand	Director
Philip S. Weigand